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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

VCampus Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-21421 (Commission File Number)	54-1290319 (IRS Employer ID Number)

1850 Centennial Park Drive, Suite 200, Reston, Virginia 20191
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code (703) 893-7800

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐
  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On October 31, 2007 and November 6, 2007, VCampus Corporation (the "Company") raised $1,500,000 for working capital through the issuance of $3,000,000 in principal amount of secured short-term promissory notes to Barry K. Fingerhut ("Fingerhut"), one of the Company's largest investors, and Gottbetter Capital Master, Ltd. ("Gottbetter"), the investor in the Company's 2006 private placement of $3,000,000 in principal amount of secured convertible notes. The proceeds were used to reduce the amount of trade payables. The notes are payable in full on the earlier of four months from the date of issuance or upon a sale of the Company or any substantial part of the Company's assets. See the disclosures in Item 2.03 of this report for further description of the material terms and conditions of the notes, which disclosures are incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation.

        Pursuant to the bridge financing described in Item 1.01 above, the Company issued $3,000,000 in principal amount of secured short-term promissory notes to Fingerhut and Gottbetter for a total purchase price of $1,500,000 on October 31, 2007 and November 6, 2007. The notes are payable in full on the earlier of four months from the date of issuance or upon a sale of the Company or any substantial part of the Company's assets. The new indebtedness is secured and senior to all of the Company's existing indebtedness except for the Company's remaining senior indebtedness owed to SIAR Capital and the other holders of notes issued in the Company's March 2004 financing. The indebtedness due under the notes can be accelerated following the occurrence of certain customary events of default, which includes events such as the failure to make any payment under the notes, the breach of any security interest, mortgage, loan agreement, pledge agreement or guarantee granted as collateral security for the notes, and the commencement of any bankruptcy proceedings. The obligations under the short-term promissory notes are secured by a blanket lien on substantially all of the assets of the Company. The notes are not convertible into common stock or other securities of the Company. The Company can prepay or redeem the notes at any time without penalty or premium. Gottbetter agreed to waive all defaults under its existing 2006 convertible notes and to defer payment thereon until February 1, 2008.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VCAMPUS CORPORATION
Date: November 6, 2007
/s/ Narasimhan P. Kannan Narasimhan P. Kannan Chief Executive Officer

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SIGNATURE